UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

Blackstone Private Equity Strategies Fund L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56446	No. 88-1872156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2024, Blackstone Private Equity Strategies Fund L.P., a Delaware limited partnership, organized to invest primarily in privately negotiated, equity-oriented investments across the Blackstone private equity platform (the “Fund”), entered into an investment management agreement (the “Investment Management Agreement”) with Blackstone Private Investments Advisors L.L.C. (the “Investment Manager”). A description of the Investment Management Agreement was included under “Part I, Item 1. Business—Investment Management Agreement” of the Fund’s Annual Report on Form 10-K, filed on March 17, 2023. Such description is incorporated by reference herein, except that the Investment Management Agreement has been subsequently updated to reflect, among other things, an administration fee payable to the Investment Manager monthly, which shall be equal to, in the aggregate, an annualized rate of 0.10% of the net asset value of the Fund.

The foregoing summary description of the Investment Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Management Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On January 2, 2024, the Fund sold unregistered limited partnership units (the “Units”) of the Fund as part of its continuous private offering for aggregate consideration of $1.29 billion. The following table details the Units sold:

Class	Number of Units Sold(1)	Aggregate Consideration(1)
Class I	29,887,607.153	$747,190,178.83
Class S	20,629,772.000	$515,744,300.00
Class D	1,060,000.000	$26,500,000.00

(1)	Includes 496,000 Class I Units purchased by Blackstone Private Equity Strategies Associates L.P., the Fund’s general partner (the “General Partner”) for aggregate consideration of $12.40 million.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through Blackstone Private Equity Strategies Fund (TE) L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors, Blackstone employees and the General Partner.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2024, the General Partner appointed John Hershey to the Fund’s board of directors (the “Board”) and the Board appointed Mr. Hershey to the Board’s Audit Committee. Mr. Hershey’s appointment brings the total number of directors to six, three of whom are independent of the Fund and Blackstone Inc. under the Fund’s standard of independence.

Mr. Hershey, 61, previously worked from 2008 to 2023 at the Oregon State Treasury, most recently as Director of Investments, where he helped manage investment portfolios across all asset classes. Prior to that role, Mr. Hershey was the Director of Alternative Investments, with overall responsibility for private equity, real estate, real assets, hedge fund, private credit, and opportunity portfolios. Previously, Mr. Hershey was a managing director at an early stage venture firm and a managing director at Banc of America Securities. Mr. Hershey has a BA in Economics from the University of California, Davis and an MBA from the University of Chicago. He served from 2018-2023 as a board member of the Institutional Limited Partners Association (ILPA), and Vice Chair from 2020-2022. He currently is a member of the board of trustees of the Oregon Health & Science University Foundation and is a member of the board of directors of Talcott Financial Group Investments. Mr. Hershey is a valuable member of the Fund’s Board because of his extensive experience in investment management and alternative investments, including private equity.

Mr. Hershey has not been appointed to serve as a director pursuant to any arrangement or understanding with the Fund or any other person and there are no transactions in which Mr. Hershey has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Hershey will receive the standard compensation paid by the Fund to its independent directors, which currently consists of $100,000 per year (prorated for any partial year), with 75% of the total compensation payable in restricted Units of the Fund that vest one year from the date of grant and the remaining 25% of the total compensation payable in cash, subject to election by Mr. Hershey to receive all compensation in restricted Units.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2024, the Fund entered into an Amended and Restated Limited Partnership Agreement (the “A&R LPA”), with the General Partner, and each of the Fund’s limited partners. A description of the A&R LPA was included under “Part I, Item 1. Business—Partnership Agreement” of the Fund’s Annual Report on Form 10-K filed on March 17, 2023. Such description is incorporated by reference herein, except that the A&R LPA has been subsequently updated to reflect, among other things, (i) the Fund’s leverage limit of 30% and certain exceptions described therein, (ii) updates to the exculpation and indemnification provisions, (iii) requirement for a majority of the Board to be comprised of independent directors within 180 days of the Fund’s initial closing, (iv) ability for the Fund to accept non-cash contributions in exchange for Units, (v) ability for the Fund to establish a unit repurchase program, pursuant to which the Fund expects to make quarterly offers to repurchase up to 3% of the Fund’s net asset value pursuant to Rule 13e-4 of the Securities Exchange Act of 1934 and (vi) additional transactions and modifications requiring approval by independent directors.

The foregoing summary description of the A&R LPA does not purport to be complete and is qualified in its entirety by reference to the A&R LPA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

As of January 5, 2024, the Fund’s portfolio consists of 17 investments and future commitments to acquire investments totaling up to $1.27 billion. These investments and commitments span various industries, including digital infrastructure, technology, business services, financial services and aerospace and defense, and include direct, secondary, and structured investments, among others.

The Fund acquired a portion of these investments and commitments from Blackstone Holdings Finance Co. L.L.C. and its affiliates (collectively, “Finco”) pursuant to the Amended and Restated Warehousing Agreement (the “Warehousing Agreement”) dated November 3, 2023, among the Fund, Blackstone Private Equity Strategies Fund SICAV and related vehicles, the Investment Manager, in its capacity as investment manager and not for its own account, and Finco. A description of the Warehousing Agreement was included under Note 8 of “Part I, Item 1. Financial Statements” of the Fund’s Quarterly Report on Form 10-Q filed on November 9, 2023. Such description is incorporated by reference herein.

Any investments that have not yet closed are subject to customary closing conditions. There can be no assurance that committed but not yet closed transactions will close as expected or at all.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Limited Partnership Agreement

10.1	Investment Management Agreement

104	Cover Page Interactive Data File, formatted in Inline XBRL

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Fund believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in the Fund’s periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in the Fund’s public filings. The forward-looking statements speak only as of the date of this report, and, except as otherwise required by federal securities laws, the Fund undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE EQUITY STRATEGIES FUND L.P.

Date: January 8, 2024	By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Chief Financial Officer